Exhibit 10.104

                               SUBLEASE AGREEMENT


     THIS SUBLEASE AGREEMENT ("Sublease") is entered into this 1st day of July, 1997, by and between CHANCELLOR OF LAUDERHILL I, INC., a Delaware corporation, whose address is 197 First Avenue, Needham, Massachusetts 02194 ("Sublessor"), and CAREMATRIX OF LAUDERHILL I, INC., a Delaware corporation, whose address is 197 First Avenue, Needham, Massachusetts 02194 ("Sublessee").

                                    RECITALS

     WHEREAS, Sublessor entered into that certain Lease dated July 1, 1997 ("Master Lease") by and between Unicom Partnership Ltd., a Florida limited partnership, as "Landlord" (the "Landlord") and Sublessor as "Tenant", pursuant to which Landlord rents to Sublessor that certain land situated in Broward County, Florida and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Land"), which Land is improved with an assisted living/independent living facility (the "Facility") known as "Forest Trace at Inverrary" located at 5500 NW 69th Avenue, Lauderhill, Broward County, Florida (collectively, the "Premises"); and

     WHEREAS, Sublessee desires to sublease from the Sublessor and the Sublessor desires to sublease to the Sublessee the Premises on the terms and conditions set forth hereinbelow.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations, promises and covenants herein contained, and in further consideration of ten ($10.00) dollars cash in hand paid by each party hereto to the other, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

     1. Recitals: The foregoing recitals are true and correct and made a part hereof. Capitalized terms used but not defined in this Sublease shall have the meanings given to them in the Master Lease.

     2. Premises and Term: Sublessor hereby leases to Sublessee and Sublessee hereby leases from Sublessor the Premises for a term (the "Term") commencing on the Commencement Date and expiring on the Expiration Date.

     3. Rent: Sublessee shall pay to Sublessor during the term of this Sublease as monthly rent (collectively, "Rent"), without deduction, setoff, prior notice, or demand, a total sum equal to

(i) the Base Rent, (ii) the additional rent as calculated in Section 4.02 of the Master Lease, and (iii) all other payments due from Sublessor to Landlord under the Master Lease, plus applicable sales or use tax thereon, if any. All Rent shall be paid to Sublessor at the address to which notices to Sublessor are given.

     4. Insurance: Sublessee shall, at its sole cost and expense, provide and maintain in force from the Commencement Date and during the entire Term of this Sublease, insurance in the types of coverages, the amounts and otherwise as required to be maintained by Sublessor pursuant to the Master Lease. The policy or policies of insurance shall name as the insured thereunder both the Sublessor and Sublessee. Sublessee shall independently insure for its own interest all trade fixtures, furniture, furnishings, equipment and other installations of Sublessee not otherwise covered under the Sublessee's insurance coverage as described herein.

     5. Water, Sewer, Gas, Electricity and Other Utilities: Sublessee shall be responsible directly to the applicable utility supplier for payment of monthly water, sewer, gas, electricity, and other utilities bills for the Premises.

     6. Condition of Premises: Sublessor is delivering the Premises to Sublessee and Sublessee hereby accepts the Premises in an "AS IS" condition. No warranties or representations are made by Sublessor with respect to the condition of the Premises, any such warranties or representations being expressly disclaimed. Sublessor shall not be obliged to make any alterations or improvements to the Premises or to remove any fixtures or improvements.

     7. Incorporation of Terms of Master Lease: This Sublease is subject to and subordinate to the terms, covenants, conditions and limitations of the Master Lease which are incorporated by reference into and made a part of this Sublease; provided, that in the event that there are any inconsistencies between the terms and provisions of this Sublease and the Master Lease, the terms and provisions of this Sublease shall control. All the terms, covenants, and limitations contained in the Master Lease shall be applicable to this Sublease with the same force and effect as if Sublessor was the Lessor and Sublessee was the Tenant thereunder; provided, that in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the Landlord against the Sublessor as Tenant under the Master Lease if such breach was by the lessee thereunder. Sublessee shall have the right to request Sublessor to make demand upon the Landlord to enforce the terms or obligations of the Landlord which may effect the Sublessee's use and enjoyment of the Premises. Upon such request Sublessor shall immediately transmit such demand to Landlord. Sublessor shall not, however, be liable or responsible to Sublessee for any failure or neglect by Landlord in complying with Landlord's duties and obligations under the Master Lease. In no event shall Sublessor be deemed to be assuming, and Sublessor is not hereby assuming, any of the Landlord's duties, responsibilities or obligations in connection with maintenance of the Facility or the Premises, or with the providing of services to the Premises or with respect to repair or reconstruction of the Facility or the Premises. In no event shall Sublessor be deemed in any manner to be released from any of its obligations under the Master Lease by virtue of this Sublease or the Landlord's consent hereto, Sublessor acknowledging that it shall be and remain fully liable under the Master Lease.

     8. Indemnity: In consideration of the Premises being leased to Sublessee for the Rent, Sublessee agrees that: (i) Sublessee, at all times, will indemnify and keep harmless Sublessor from all losses, damages, liabilities and expenses which may arise or be claimed against Sublessor and be in favor of any person, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, consequent upon or arising from the use or occupancy of the Premises by Sublessee, or consequent upon or arising from any acts, omissions, neglect or fault of Sublessee, its agents, servants, employees, licensees, visitors, customers, clients, patrons or invitees, or consequent upon or arising from Sublessee's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; (ii) Sublessor shall not be liable to Sublessee for any damages, losses or injuries to the persons or property of Sublessee which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results directly from the gross negligence of Sublessor, its agents or employees; and (iii) Sublessee will indemnify and keep harmless Sublessor from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Sublessor and be in favor of any persons, firms or corporations, where said injuries or damages arose upon the Premises, as a result of the negligence, neglect or fault of Sublessee, its agents, employees, servants, licensees, visitors, customers, patrons and invitees. All personal property placed or moved into the Facility or the Premises shall be at the risk of Sublessee or the owner thereof, and Sublessor shall not be liable to Sublessee for any damage to said personal property, except for any damage resulting from the acts of gross negligence of Sublessor or its authorized representatives. Sublessee shall maintain at all times during the term of this Sublease an insurance policy or policies in an amount or amounts sufficient to indemnify the Sublessor or pay the Sublessor's damages, if any, resulting from any matters set forth in this paragraph. Any such policy shall name Sublessor as additional insured.

     In case Sublessor shall be made a party to any litigation arising from any matters set forth in this paragraph, then the Sublessee shall protect and hold the Sublessor harmless and shall pay all costs, expenses and reasonable attorney's fees (at trial and all appellate levels) incurred or paid by the Sublessor in connection with such litigation.

     9. Cleaning Upon Vacating: Upon vacating the Premises, Sublessee shall surrender same and shall clean and restore the Premises, at its own expense, so that the Premises will be in the same condition (except for ordinary wear and tear) as when the Premises were first occupied by Sublessee. Notwithstanding anything contained herein to the contrary, Sublessor can elect to retain or dispose of in any manner any alterations, improvements or Sublessee's personal property that Sublessee does not remove from the Premises on expiration or termination of the term allowed or otherwise required by this Sublease. Title to any such alterations, improvements or personal property that Sublessor elects to retain or dispose of shall vest in Sublessor. Sublessee waives all claims against Sublessor for any damage to Sublessee resulting from Sublessor's retention or disposition of any such alterations or improvements.

     10. Brokerage: The parties hereto each represent to the other that neither has dealt with any real estate broker in connection with the negotiation and/or consummation of the transactions contemplated by this Sublease. Each party agrees that it will defend, save and hold harmless against claim or loss (including reasonable attorney's fees) which may be asserted against the other by reason of any claims or determinations in contravention of the representations contained in this paragraph.

     11. Prior Understandings: All prior understandings and agreements between the parties are merged within this Sublease which fully and completely sets forth the understanding of the parties. This Sublease may not be changed or terminated orally or in any matter other than by an agreement in writing.

     12. Assignment: Sublessee shall not assign, pledge or mortgage its interest in this Sublease nor shall it further sublet the Premises, or any portion thereof, without the prior written consent of the Sublessor.

     13. Notices: Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by registered mail to the address set forth on the first page of this Sublease.

     14. Default: If any of the Rent or other payment due from Sublessee to Sublessor is not promptly and fully made when due, or if any other of the terms and conditions of this Sublease or in the Master Lease on the part of Sublessee to be performed are not fully and promptly complied with by Sublessee, Sublessor may declare Sublessee in default hereunder and may exercise any and all rights and remedies available under applicable law upon the occurrence of a default. The default provisions and the time of payment provisions stated herein shall control over the provisions of the Master Lease.

     15. Attorneys Fees: In connection with any litigation arising out of this Sublease, the prevailing party shall be entitled to recover all costs incurred including reasonable attorneys' fees, which reasonable attorneys' fees shall include, but not be limited to, attorneys' fees incurred by such prevailing party for the services of its attorneys at trial and all appellate levels.

     16. Tender and Delivery of Sublease Instrument: Submission of this Sublease for examination does not constitute an offer, right of refusal, reservation of or option for the Facility or the Premises. This Sublease becomes effective as a sublease upon execution by both Sublessor and Sublessee and receipt by Sublessor of written approval of this Sublease by the Landlord.











                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]




                                      --5--

     IN WITNESS WHEREOF, the undersigned have executed this Sublease Agreement as of the date first above written.

WITNESSES:                                  SUBLESSOR:

                                            CHANCELLOR OF LAUDERHILL I,
                                            INC., a Delaware corporation

/s/ JOHN L. SHIEKMAN                        By:/s/ [ILLEGIBLE]
----------------------------------             ---------------------------------
Print Name: John L. Shiekman                Print Name: [ILLEGIBLE]
                                            Title: VP

/s/ [ILLEGIBLE]
----------------------------------
Print Name: [ILLEGIBLE]


                                            SUBLESSEE:

                                            CAREMATRIX OF LAUDERHILL I,
                                            INC., a Delaware corporation

/s/ JOHN L. SHIEKMAN                        By:/s/ [ILLEGIBLE]
----------------------------------             ---------------------------------
Print Name: John L. Shiekman                Print Name: [ILLEGIBLE]
                                            Title: EVP


/s/ [ILLEGIBLE]
----------------------------------
Print Name: [ILLEGIBLE]

                               CONSENT TO SUBLEASE

     The undersigned, as Landlord of the Premises under the Master Lease described hereinabove, does hereby consent to the above Sublease.


WITNESSES:                                  UNICOM PARTNERSHIP LTD., a
                                            Florida limited partnership

                                            By: F. Trace, Inc., a Florida
                                                corporation, its General
                                                Partner


/s/ JOHN L. SHIEKMAN                        By: /s/ [ILLEGIBLE]
----------------------------------             ---------------------------------
Print Name: John L. Shiekman                Print Name: [ILLEGIBLE]
                                            Title: [ILLEGIBLE]

/s/ [ILLEGIBLE]
----------------------------------
Print Name: [ILLEGIBLE]

                                            Dated: July 1, 1997





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